EXHIBIT 4.1
FORM OF CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS IN

NUMBER	UNITS

CUSIP 265026 10 4
THIS CERTIFICATE IS TRANSFERABLE IN	SEE REVERSE FOR
[ ]	CERTAIN DEFINITIONS
DUNCAN ENERGY PARTNERS L.P.
A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE
     In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement”), Duncan Energy Partners L.P., a Delaware limited partnership (the "Partnership”), hereby certifies that [          ] (the “Holder”) is the registered owner of Common Units representing Limited Partner Interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas, 77002 or such other address as may be specified by notice under the Partnership Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement, and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
     This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.
     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.
Dated:____________________

Duncan Energy Partners L.P.,

	By:	DEP Holdings, LLC, its general partner

Countersigned and Registered by:
By:
Mellon Investor Services LLC		Richard H. Bachmann
as Transfer Agent and Registrar		President and Chief Executive Officer

By:	By:

Authorized Signature		Stephanie Hildebrandt
Secretary

Reverse of Certificate
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT

TEN ENT—	as tenants by the entireties	Custodian
(Cust) (Minor)

JT TEN—	as joint tenants with right	under Uniform Gifts/Transfers
	of survivorship and not as	to CD Minors
	tenants in common	Act (State)
Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS
IN
DUNCAN ENERGY PARTNERS L.P.
FOR VALUE RECEIVED, ________________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)
                     Common Units representing Limited Partner Interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                           as its attorney-in-fact with full power of substitution to transfer the same on the books of Duncan Energy Partners L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)

(Signature)
No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration of transfer.